Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 30, 2015) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three month period ended March 31, 2015. For the three month period ended March 31, 2015, the Company’s net income was $1.4 million, or $0.20 per share, basic and diluted, compared to net income of $354,000, or $0.05 per share basic and diluted, for the three month period ended March 31, 2014.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s loan portfolio grew by $9.4 million during the three month period ended March 31, 2015, ending the quarter at $548.7 million. The Company is beginning to find success in our new loan production office in Nashville, Tennessee. We are excited about the team of professional bankers we have assembled and the opportunities that Nashville affords the Company.”

Mr. Peck concluded, “The Company’s investment in a subordinated debenture was returned to accrual status after receiving past due interest of approximately $830,000. For the three month period ended March 31, 2015, the receipt of past due interest added approximately $0.08 per share to our net income and approximately 0.40% to our net interest margin. Excluding the receipt of past due interest, the Company’s net interest margin would have been 3.38% during the three month period ended March 31, 2015. Our improved net interest margin is the result of actions taken last year to reduce our interest expense. The Company’s interest expense for the three month period ended March 31, 2015, was $1.6 million compared to $2.3 million for the three month period ended March 31, 2014, and $2.0 million for the three month period ended December 31, 2014.”

Financial Highlights

•	The Company purchased 725,341 shares of its common stock in the quarter at a weighted average price of $13.40 per share. At March 31 2015, the Company holds 903,724 shares in treasury stock with a weighted average cost of $12.47 per share.

•	At March 31, 2015, the Company’s tangible book value was $14.10 per share and tangible common equity ratio was 10.13%. The Company re-issued 600,000 shares of common stock at $13.14 per share to establish the HopFed Bancorp, Inc. 2015 Employee Stock Purchase Plan (the “ESOP”). The ESOP holds approximately 8.5% of the Company’s common shares outstanding at March 31, 2015. At March 31, 2015, the Company has no committed ESOP shares. As such, all unearned ESOP shares are excluded from the Company’s earnings per share calculations and our tangible book value per share computation.

•	The Bank’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2015, were 10.53%, 16.36% and 17.44%, respectively. The Company’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2015, were 10.73%, 16.64% and 17.71%, respectively.

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HFBC Reports First Quarter Results

April 30, 2015

Asset Quality

At March 31, 2015, the Company’s level of non-accrual loans totaled $2.2 million, as compared to $3.2 million at December 31, 2014. A summary of non-accrual loans at March 31, 2015, and December 31, 2014, is as follows:

	March 31 2015	December 31, 2014
	(Dollars in Thousands)

One-to-four family mortgages	$1,235	$1,501
Multi-family	—	95
Land	—	215
Non-residential real estate	542	1,159
Farmland	—	115
Commercial loans	347	90

Total non-accrual loans	$2,124	$3,175

At March 31, 2015, non-accrual loans plus other real estate owned totaled $4.5 million, or 0.50% of assets, as compared to $5.1 million, or 0.55% of total assets, at December 31, 2014. A summary of the activity in other real estate owned for the three month period ended March 31, 2015, is as follows:

	Activity During 2015
	Balance 12/31/2014	Foreclosures	Sale Proceeds	Reduction In Values	Gain (Loss) on Sale	Balance 3/31/2015
	(Dollars in Thousands)
One-to-four family mortgages	$159	55	(46)	—	7	$175
Land	1,768	—	—	—	—	1,768
Non-residential real estate	—	409	—	—	—	409

Total	$1,927	464	(46)	—	7	$2,352

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HFBC Reports First Quarter Results

April 30, 2015

Asset Quality (continued)

At March 31, 2015, the Company’s level of loans classified as substandard was $31.9 million as compared to $37.4 million at December 31, 2014. At March 31, 2015, the Company’s classified loan to risk based capital ratio was approximately 31.1%. The Company’s specific reserve for impaired loans was $1.8 million at March 31, 2015, and $1.5 million at December 31, 2014. A summary of the level of classified loans net of unearned fees, at March 31, 2015, is as follows:

						Specific	Allowance
						Allowance	for
March 31, 2015		Special	Impaired Loans			for	Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$144,453	—	3,382	—	$147,835	$136	$1,022
Home equity line of credit	33,099	243	765	—	34,107	—	163
Junior liens	1,992	39	19	—	2,050	—	11
Multi-family	17,128	1,944	2,997	—	22,069	—	69
Construction	26,736	—	—	—	26,736	—	110
Land	15,453	45	10,716	—	26,214	766	464
Non-residential real estate	148,306	297	11,392	—	159,995	703	1,308
Farmland	41,350	692	241	—	42,283	—	389
Consumer loans	14,628	—	186	—	14,814	45	346
Commercial loans	76,822	143	2,190	—	79,155	140	498

Total	$519,967	3,403	31,888	—	$555,258	$1,790	$4,380

Net Interest Income

For the three month period ended March 31, 2015, the Company’s net interest income was $7.6 million, compared to $6.3 million for each of the three month periods ended December 31, 2014, and March 31, 2014, respectively. For the three month period ended March 31, 2015, the Company’s net interest margin was 3.78%, as compared to 3.06% for the three month period ended December 31, 2014, and 3.00% for the three month period ended March 31, 2014. In the three month period ended March 31, 2015, the Company’s net interest margin excluding the receipt of past due interest was 3.38%.

For the three month period ended March 31, 2015, and March 31, 2014, interest income on loans was $6.3 million, respectively. For the three month period ended March 31, 2015, the average yield on loans was 4.65%, compared to 4.75% for the three month periods ended March 31, 2014, and 4.74% for the three month period ended December 31, 2014.

For the three month period ended March 31, 2015, interest expense was $1.6 million, declining $368,000 and $705,000 as compared to the three month periods ended December 31, 2014 and March 31, 2014, respectively. For the three month period ending March 31, 2015, the average cost of interest bearing liabilities was 0.94%, as compared to 1.20% and 1.23% for the three month periods ended December 31, 2014 and March 31, 2014, respectively.

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HFBC Reports First Quarter Results

April 30, 2015

Net Interest Income (continued)

The majority of interest expense reductions were the result of a reduction in the balance and cost of FHLB advances. For the three months ended March 31, 2015, the Company’s average balance of funds borrowed from the FHLB was $23.2 million and our weighted average cost was 1.19%. For the three month period ended March 31, 2014, the average balance of FHLB borrowings was $45.8 million and our weighted average cost was 3.79%.

Non-interest Income

Non-interest income for the three month periods ended March 31, 2015, and December 31, 2014, was $1.9 million, respectively, as compared to $1.6 million for the three month period ended March 31, 2014. For the three month period ended March 31, 2015, service charge income declined by $135,000 and $64,000, respectively, as compared to the three month periods ended December 31, 2014 and March 31, 2014. For the three month period ended March 31, 2015, the Company’s income on the origination of mortgage loans was $177,000, as compared to $212,000 and $58,000 during the three month periods December 31, 2014, and March 31, 2014, respectively.

The Company recognized net gains on the sale of securities of $366,000, $30,000, and $13,000 for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively. For the three month period ended March 31, 2015, the sale of securities was accomplished to fund loan growth, the liquidation of FHLB advances and the purchase of treasury shares.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $4.1 million. For the three months ended December 31, 2014, the Company paid a $2.5 million penalty on the prepayment of FHLB debt and recognized a $1.8 million loss on the sale of a loan. Excluding the prepayment penalty and the loss on the sale of the loans, the Company’s linked quarter non-interest expenses increased by $179,000. On a linked quarter basis, salaries and benefits increased by $330,000 due to a $91,000 increases in payroll taxes, a $61,000 increase in healthcare benefits expense. On a linked quarter basis, expenses related to other real estate owned increased $64,000 due to expenses related to foreclosures that occurred in the three month period ended March 31, 2015.

For the three month period ended March 31, 2015, non-interest expenses increased by $146,000 as compared to the three month period ended March 31, 2014. At March 31, 2015, the Company’s compensation and benefits expense increased by $389,000 as compared to March 31, 2014. The increase in compensation was the result of annual pay increases and benefits cost plus the addition of a new loan production office in Nashville.

Balance Sheet

At March 31, 2015, consolidated assets were $897.1 million, a decline of $38.7 million as compared to December 31, 2014. For the three month period ended March 31, 2015, the Company experienced a $7.7 million decrease in time deposits, a $15.0 million decrease in FHLB borrowings, a $4.7 million decrease in cash balances, and a $9.4 million increase in net loan balances. For the three month period ended March 31, 2015, the Company funded loan growth and its reduction of liabilities by reducing its available for sale securities portfolio by $43.7 million, to $259.9 million.

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HFBC Reports First Quarter Results

April 30, 2015

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets

Cash and due from banks	$26,150	34,389
Interest-earning deposits	9,599	6,050

Cash and cash equivalents	35,749	40,439
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	259,867	303,628
Loans held for sale	2,051	1,444
Loans receivable, net of allowance for loan losses of $6,170 at March 31, 2015, and $6,289 at December 31, 2014	548,740	539,264
Accrued interest receivable	4,228	4,576
Real estate and other assets owned	2,352	1,927
Bank owned life insurance	10,055	9,984
Premises and equipment, net	23,282	22,940
Deferred tax assets	1,092	2,261
Intangible asset	17	33
Other assets	5,245	4,861

Total assets	$897,106	935,785

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$110,828	115,051
Interest-bearing accounts
Interest-bearing checking accounts	189,882	186,616
Savings and money market accounts	102,284	97,726
Other time deposits	324,215	331,915

Total deposits	727,209	731,308

Advances from Federal Home Loan Bank	19,000	34,000
Repurchase agreements	45,466	57,358
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	793	513
Dividends payable	272	301
Accrued expenses and other liabilities	3,180	3,593

Total liabilities	806,230	837,383

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized 500,000 shares; no shares issued and outstanding at March 31, 2015, and December 31, 2014	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,949,665 issued and 7,045,941 outstanding at March 31, 2015, and 7,949,665 issued and 7,171,282 outstanding at December 31, 2014	79	79
Additional paid-in-capital	58,515	58,466
Retained earnings	46,827	45,729
Treasury stock- common (at cost, 903,724 shares at March 31, 2015, and 778,383 shares at December 31, 2014)	(11,267)	(9,429)
Unearned ESOP Shares (at cost, 600,000 shares at March 31, 2015 and no shares at December 31, 2014)	(7,884)	—
Accumulated other comprehensive income, net of taxes	4,606	3,557

Total stockholders’ equity	90,876	98,402

Total liabilities and stockholders’ equity	$897,106	935,785

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended March 31,
	2015	2014
Interest and dividend income:
Loans receivable	$6,290	6,327
Investment in securities, taxable	2,448	1,779
Nontaxable securities available for sale	453	544
Interest-earning deposits	4	8

Total interest and dividend income	9,195	8,658

Interest expense:
Deposits	1,260	1,471
Advances from Federal Home Loan Bank	69	434
Repurchase agreements	120	249
Subordinated debentures	184	184

Total interest expense	1,633	2,338

Net interest income	7,562	6,320

Provision for loan losses	215	380

Net interest income after provision for loan losses	7,347	5,940

Non-interest income:
Service charges	714	778
Merchant card income	270	259
Mortgage origination revenue	177	58
Gain on sale of securities	366	13
Income from bank owned life insurance	71	95
Financial services commission	159	206
Other operating income	156	189

Total non-interest income	1,913	1,598

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended March 31,
	2015	2014
Non-interest expenses:
Salaries and benefits	$4,184	3,795
Occupancy expense	738	909
Data processing expense	692	728
Other state taxes	248	246
Intangible amortization expense	16	32
Professional services expense	329	287
Deposit insurance and examination expense	117	197
Advertising expense	306	314
Postage and communications expense	132	143
Supplies expense	146	145
Loss (gain) on sale of real estate owned	(7)	23
Real estate owned expenses	137	130
Other operating expenses	432	375

Total non-interest expense	7,470	7,324

Income before income tax expense	1,790	214
Income tax expense (benefit)	435	(140)

Net income	$1,355	354

Net income per share:

Basic	$0.20	$0.05

Fully diluted	$0.20	$0.05

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,732,456	7,416,716

Weighted average shares outstanding - diluted	6,732,456	7,416,716

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	3/31/2015	12/31/2014	Change from Prior Quarter

Interest and dividend income:
Loans receivable	$6,290	6,282	8
Investment in securities, taxable	2,448	1,513	935
Nontaxable securities available for sale	453	492	(39)
Interest-earning deposits	4	7	(3)

Total interest and dividend income	9,195	8,294	901

Interest expense:
Deposits	1,260	1,290	(30)
Advances from Federal Home Loan Bank	69	373	(304)
Repurchase agreements	120	152	(32)
Subordinated debentures	184	186	(2)

Total interest expense	1,633	2,001	(368)

Net interest income	7,562	6,293	1,269

Provision for loan losses	215	(1,500)	1,715

Net interest income after provision for loan losses	7,347	7,793	(446)

Non-interest income:
Service charges	714	849	(135)
Merchant card income	270	275	(5)
Mortgage origination revenue	177	212	(35)
Gain on sale of securities	366	30	336
Income from bank owned life insurance	71	81	(10)
Financial services commission	159	243	(84)
Other operating income	156	214	(58)

Total non-interest income	1,913	1,904	9

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	Months Ended
	3/31/2015	12/31/2014	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$4,184	3,854	330
Occupancy expense	738	719	19
Data processing expense	692	693	(1)
Other state taxes	248	346	(98)
Intangible amortization	16	16	—
Professional services	329	306	23
Deposit insurance and examination	117	162	(45)
Advertising expense	306	318	(12)
Postage and communications	132	154	(22)
Supplies expense	146	168	(22)
Loss (gain) on sale of real estate owned	(7)	48	(55)
Real estate owned expenses	137	73	64
Loss on sale of loan	—	1,781	(1,781)
Loss on extinguishment of debt	—	2,510	(2,510)
Other operating expenses	432	434	(2)

Total non-interest expense	7,470	11,582	(4,112)

Net income (loss) before income tax expense	1,790	(1,885)	3,675
Income tax expense (benefit)	435	(852)	1,287

Net income (loss)	$1,355	(1,033)	2,388

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.20	($0.14)	0.34

Per share, diluted	$0.20	($0.14)	0.34

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,732,456	7,165,957

Weighted average shares outstanding - diluted	6,732,456	7,165,957

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2015, and March 31, 2014, by $223,000 and $266,000, respectively; for a tax equivalent rate using a cost of funds rate of 0.95% for the three month period ended March 31, 2015, and 1.20% for the three month period ended March 31, 2014. The table adjusts tax-free loan income by $1,000 for three month periods ended March 31, 2015, and March 31, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 03/31/2015	Income & Expense 03/31/2015	Average Rates 03/31/2015	Average Balance 03/31/2014	Income & Expense 03/31/2014	Average Rates 03/31/2014

Loans	$541,097	$6,291	4.65%	$532,720	$6,328	4.75%
Investments AFS taxable	220,302	2,448	4.44%	266,780	1,779	2.67%
Investments AFS tax free	57,628	677	4.70%	67,294	810	4.81%
Interest earning deposits	5,984	4	0.27%	12,569	8	0.25%

Total interest earning assets	825,011	9,420	4.57%	879,363	8,925	4.06%

Other assets	77,419			84,187

Total assets	$902,430			$963,550

Retail time deposits	$292,401	845	1.16%	$332,033	963	1.16%
Brokered deposits	35,358	96	1.09%	46,119	145	1.26%
Interest bearing checking accounts	191,604	269	0.56%	184,114	321	0.70%
MMDA and savings accounts	99,701	50	0.20%	93,325	42	0.18%
FHLB borrowings	23,167	69	1.19%	45,808	434	3.79%
Repurchase agreements	42,525	120	1.13%	49,362	249	2.02%
Subordinated debentures	10,310	184	7.14%	10,310	184	7.14%

Total interest bearing liabilities	695,066	1,633	0.94%	761,071	2,338	1.23%

Non-interest bearing deposits	111,869			100,237
Other non-interest bearing liabilities	2,778			4,429

Stockholders’ equity	92,717			97,813

Total liabilities and stockholders’ equity	$902,430			$963,550

Net change in interest earning assets and interest bearing liabilities		$7,787			$6,587

Interest rate spread			3.63%			2.83%

Net interest margin		3.78%			3.00%

This information is preliminary and based on company data available at the time of the presentation.

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